Exhibit 99.1

Upland Software Reports Fourth Quarter and Full Year 2016 Financial Results; Provides Positive First Quarter 2017 Guidance Update

AUSTIN, Texas, March 23, 2017 /PRNewswire/ -- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based Enterprise Work Management software, today reported its financial results for the fourth quarter and full year ended December 31, 2016, provided full year 2017 guidance and provided a positive first quarter 2017 guidance update.
Fourth Quarter 2016 Financial Highlights

•	Total revenue was $19.4 million, an increase of 10% from total revenue of $17.6 million in the fourth quarter of 2015.

•	Subscription and support revenue was $17.1 million, an increase of 16% from subscription and support revenue of $14.7 million in the fourth quarter of 2015.

•	GAAP net loss was $2.0 million compared to a net loss of $4.3 million in the fourth quarter of 2015.

•
Adjusted EBITDA was $4.3 million, an increase of 133% compared to $1.8 million in the fourth quarter of 2015. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

•	Cash on hand as of the end of the fourth quarter was $28.8 million.

Full Year 2016 Financial Highlights

•	Total revenue was $74.8 million, an increase of 7% compared to total revenue of $69.9 million in 2015.

•	Subscription and support revenue was $65.6 million, an increase of 15% compared to subscription and support revenue of $57.2 million in 2015.

•	GAAP net loss was $13.5 million compared to a net loss of $13.7 million in 2015.

•
Adjusted EBITDA was $12.6 million compared to $4.1 million in 2015, an increase of 204%. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, is provided in the financial tables that accompany this release.

“2016 was a pivotal year on all fronts," said Jack McDonald, chairman and CEO of Upland Software.  "Through implementation of UplandOne, our unified operating platform built to enable 100% customer success, we achieved a 500 basis point improvement in net dollar retention rate to 95%," he said. "Moreover, we completed three accretive acquisitions, drove 15% growth in recurring revenues and doubled Adjusted EBITDA margins from 11% in Q1 to 22% in Q4."
Positive First Quarter 2017 Guidance Update

Upland also announced today that it expects revenue and Adjusted EBITDA for the quarter ending March 31, 2017 to be at the upper end of previously-announced guidance ranges.

"Q1 is coming in strong with continued success in expanding our customer relationships enabling us to affirm our healthy Q1 outlook at the upper end of the revenue and Adjusted EBITDA ranges we announced back in January," said Mr. McDonald.

Fourth Quarter and Full Year 2016 Business Highlights

•	Added 106 new customer relationships, including 7 major accounts, during the fourth quarter for a total addition of 356 new customer relationships, including 25 major accounts, for the full year 2016.

•	Delivered 95% annual net dollar retention rate (NDRR) as of December 31, 2016.

•	Raised our long-term Adjusted EBITDA margin target to 35%.

•	Increased our annualized recurring revenue (ARR) to $64.0 million from $58.9 million.

•
Expanded our Workflow Automation product family by acquiring Advanced Process and Imaging (API), a highly effective content management platform, and expanded our Digital Engagement product family by acquiring LeadLander, a powerful new cloud-based web analytics offering, and Hipcricket, growing our Mobile Commons cloud-based mobile messaging platform. All three acquisitions were accretive to Adjusted EBITDA per share.

•	Focused on driving differentiated value through the UplandOne platform -- Upland’s unified platform that sets the foundation for 100% customer success. Made numerous platform improvements including:

◦	High-touch Customer Success Program: Rolled out Premier Success plans and quarterly customer virtual user conferences as two key additions to drive towards our commitment of 100% customer success.

◦	Quality-focused R&D: Drove across-the-board improvements to the reliability, security and performance of our product foundations, enabling continuous value delivery.

◦
Customer-driven innovation: Influenced by Customer Advisory Boards and product feedback through Upland communities, launched 11 major product feature releases in 2016 including improvements to user interfaces, reporting, analytics, administration, integration, and performance.

◦	Expert professional services: Maintained strong profitability through improved resource utilization, and enhanced service delivery through process optimization.

◦	24x7 global customer support: Expanded capacity to guarantee response times as fast as one hour for platinum level customers, and developed new self-service, trouble-shooting content.

◦
Enterprise cloud platform: Consolidated existing data centers and began migration to a large, global cloud infrastructure provider driving measurable improvements in platform uptime, ease of deployment and configuration, scalability, flexibility, and security at significant long term cost savings.

Business Outlook
On January 11, 2017, Upland announced that, for the quarter ending March 31, 2017, it expected reported total revenue to be in the range of $20.0 to $20.8 million including recurring revenue in the range of $17.5 to $18.1 million, for growth in recurring revenue of 17% at the mid-point over the quarter ended March 31, 2016. Adjusted EBITDA was expected to be in the range of $5.0 to $5.5 million, for an Adjusted EBITDA margin of 26% at the mid-point, representing growth of 162% at the mid-point over the quarter-ended March 31, 2016. Due to strong operating performance, Upland expects revenue and Adjusted EBITDA to be at the upper end of previously announced guidance ranges.

For the full year ending December 31, 2017, Upland expects reported total revenue to be in the range of $82.5 to $86.5 million including recurring revenue in the range of $71.7 to $74.7 million, for growth in recurring revenue of 12% at the mid-point over the year ended December 31, 2016. Adjusted EBITDA is expected to be in the range of $23.0 to $26.0 million, for an Adjusted EBITDA margin of 29% at the mid-point, representing growth of 94% at the mid-point over the year-ended December 31, 2016.
"2017 promises to be another record year and is off to a strong start, as we have already completed our first accretive acquisition, Omtool, issued record guidance and raised our target Adjusted EBITDA margin to 35%," said Mr. McDonald.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 5:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The conference call may be accessed within North America by dialing 1.888.684.7501 and outside of North America by dialing 1.925.418.7884, referencing conference code 67662965. The conference call will be simultaneously webcast on Upland’s investor relations website, which can be accessed at investor.uplandsoftware.com. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following completion of the live call, a recorded replay of the webcast will be available on Upland's website at investor.uplandsoftware.com. A replay of the conference call will be available as of 8:30 p.m. Eastern Time on March 23, 2017 through 11:59 p.m. Eastern Time on April 6, 2017 at investor.uplandsoftware.com.
About Upland Software
Upland Software (Nasdaq: UPLD) is a leading provider of cloud-based Enterprise Work Management software. Our family of applications enables users to manage their projects, professional workforce and IT investments, automate document-intensive business processes and effectively engage with their customers, prospects and community via the web and mobile technologies. With more than 2,500 customers and over 250,000 users around the world, Upland Software solutions help customers run their operations smoothly, adapt to change quickly, and achieve better results every day. To learn more, visit www.uplandsoftware.com.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus net income (loss) from discontinued operations, depreciation and amortization expense, interest expense, net, other expense (income), net, provision for income taxes, stock-based compensation expense, acquisition-related expenses, non-recurring litigation costs, and purchase accounting adjustments for deferred revenue.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus discontinued operations, plus the impact of amortization of purchased intangible assets, amortization debt discount, stock-based compensation expenses, acquisition-related costs, nonrecurring litigation expenses, purchase accounting adjustments for deferred revenue, nonrecurring provision for income tax, and the related tax effect of the adjustments above.
Annualized recurring revenue value as of December 31 equals the monthly value of our recurring revenue contracts measured as of December 31 multiplied by 12. We define annual dollar renewal rate (also referred to as net dollar retention rate) as of December 31 as the aggregate annualized recurring revenue value at December 31 from those customers that were also customers as of December 31 of the prior fiscal year, divided by the aggregate annualized recurring revenue value from all customers as of December 31 of the prior fiscal year.
Upland’s earnings press releases containing such non-GAAP reconciliations can be found on the Investor Relations section of Upland’s website at investor.uplandsoftware.com.
Forward-looking Statements
This release contains forward-looking statements which are subject to substantial risks, uncertainties and assumptions. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our financial performance and our ability to achieve, sustain or increase profitability or predict financial results; our ability to attract and retain customers; our ability to deliver high-quality customer service; lack of demand growth for enterprise work management applications; our ability to effectively manage our growth; our ability to consummate and integrate acquisitions and mergers; maintaining our senior management and key personnel; our ability to maintain and expand our direct sales organization; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to successfully enter new markets and manage our international expansion; fluctuations in currency exchange rates; the operation and reliability of our third-party data centers and other service providers; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K and our recent Quarterly Report on Form 10-Q filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC. The forward-looking statements herein represent Upland's views as of the date of this press release and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

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Investor Relations Contact:
Mike Hill
Upland Software
512.960.1031
investor-relations@uplandsoftware.com

Media Contact:
Kaley Ganino
Upland Software
512.960.1010
media@uplandsoftware.com

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
Subscription and support	$17,062	$14,719	$65,552	$57,193
Perpetual license	542	608	1,650	2,805
Total product revenue	17,604	15,327	67,202	59,998
Professional services	1,770	2,273	7,565	9,913
Total revenue	19,374	17,600	74,767	69,911
Cost of revenue:
Subscription and support	6,127	5,242	22,734	19,586
Professional services	1,056	1,768	4,831	7,085
Total cost of revenue	7,183	7,010	27,565	26,671
Gross profit	12,191	10,590	47,202	43,240
Operating expenses:
Sales and marketing	3,041	3,058	12,160	12,965
Research and development	3,218	3,848	14,919	15,778
Refundable Canadian tax credits	(173)	(112)	(513)	(470)
General and administrative	4,946	3,874	18,286	18,201
Depreciation and amortization	1,021	1,327	5,291	4,534
Acquisition-related expenses	728	1,374	5,583	2,455
Total operating expenses	12,781	13,369	55,726	53,463
Loss from operations	(590)	(2,779)	(8,524)	(10,223)
Other expense:
Interest expense, net	(849)	(473)	(2,781)	(1,858)
Other expense, net	427	(157)	(678)	(544)
Total other expense	(422)	(630)	(3,459)	(2,402)
Loss before provision for income taxes	(1,012)	(3,409)	(11,983)	(12,625)
Provision for income taxes	(961)	(854)	(1,530)	(1,039)
Net loss	$(1,973)	$(4,263)	$(13,513)	$(13,664)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.12)	$(0.28)	$(0.82)	$(0.91)
Weighted-average common shares outstanding, basic and diluted	16,871,250	15,114,300	16,472,799	14,939,601

Upland Software, Inc.
Condensed Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$28,758	$18,473
Accounts receivable, net of allowance	15,254	13,972
Prepaid and other	3,287	2,603
Total current assets	47,299	35,048
Canadian tax credits receivable	978	2,018
Property and equipment, net	4,356	6,001
Intangible assets, net	28,512	31,526
Goodwill	69,097	47,422
Other assets	346	399
Total assets	$150,588	$122,414
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,268	$2,548
Accrued compensation	2,541	2,441
Accrued expenses and other	5,505	5,173
Deferred revenue	23,552	19,931
Due to sellers	4,642	2,409
Current maturities of notes payable	2,190	1,500
Total current liabilities	39,698	34,002
Commitments and contingencies (Note 9)
Canadian tax credit liability to sellers	361	368
Notes payable, less current maturities	45,739	22,366
Deferred revenue	247	8
Noncurrent deferred tax liability, net	3,404	2,818
Other long-term liabilities	2,126	2,582
Total liabilities	91,575	62,144
Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	124,566	112,447
Accumulated other comprehensive loss	(3,152)	(3,289)
Accumulated deficit	(62,403)	(48,890)
Total stockholders’ equity	59,013	60,270
Total liabilities and stockholders’ equity	$150,588	$122,414

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2016	2015
Operating activities
Net loss	$(13,513)	$(13,664)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,794	8,451
Deferred income taxes	529	207
Foreign currency re-measurement (gain) loss	(64)	981
Non-cash interest and other expense	327	376
Non-cash stock compensation expense	4,333	2,741
Loss on disposal of business	746	—
Non-cash loss on retirement of fixed assets	276	—
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(361)	741
Prepaids and other	648	1,873
Accounts payable	(1,453)	157
Accrued expenses and other liabilities	413	(2,796)
Deferred revenue	2,200	(570)
Net cash provided by (used in) operating activities	3,875	(1,503)
Investing activities
Purchase of property and equipment	(670)	(956)
Purchase of customer relationships	(408)	(791)
Purchase business combinations, net of cash acquired	(12,151)	(7,664)
Net cash used in investing activities	(13,229)	(9,411)
Financing activities
Payments on capital leases	(1,683)	(1,020)
Proceeds from notes payable, net of issuance costs	30,992	24,083
Payments on notes payable	(7,190)	(23,907)
Issuance of common stock, net of issuance costs	(515)	(18)
Additional consideration paid to sellers of businesses	(2,079)	(359)
Net cash provided by (used in) financing activities	19,525	(1,221)
Effect of exchange rate fluctuations on cash	114	(380)
Change in cash and cash equivalents	10,285	(12,515)
Cash and cash equivalents, beginning of period	18,473	30,988
Cash and cash equivalents, end of period	$28,758	$18,473
Supplemental disclosures of cash flow information:
Cash paid for interest	$2,455	$1,523
Cash paid for taxes	$488	$314
Noncash investing and financing activities:
Equipment acquired pursuant to capital lease obligations	$1,293	$3,428
Issuance of common stock in business combination	$8,300	$1,386

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net loss to Adjusted EBITDA:
Net Loss	$(1,973)	$(4,263)	$(13,513)	$(13,664)
Add:
Depreciation and amortization expense	2,295	2,375	9,794	8,452
Interest expense, net	849	473	2,781	1,858
Other expense (income), net	(427)	157	678	544
Provision for (benefit from) income taxes	961	854	1,530	1,039
Stock-based compensation expense	1,669	751	4,333	2,741
Acquisition-related expense	728	1,374	5,583	2,455
Nonrecurring litigation expense	—	35	25	406
Purchase accounting deferred revenue discount	160	75	1,405	313
Adjusted EBITDA	$4,262	$1,831	$12,616	$4,144

Upland Software, Inc.
Reconciliation of Non-GAAP Net Income (Loss) and Non-GAAP Diluted EPS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Reconciliation of Net Loss to Non-GAAP net income (loss):
Net loss	$(1,973)	$(4,263)	$(13,513)	$(13,664)
Add:
Stock-based compensation expense	1,669	751	4,333	2,741
Amortization of purchased intangibles	1,478	1,749	7,107	6,199
Amortization of debt discount	131	64	327	382
Acquisition-related expense	728	1,374	5,583	2,455
Nonrecurring litigation expense	—	35	25	406
Purchase accounting deferred revenue discount	160	75	1,405	313
Tax effect of adjustments above	(79)	(86)	(319)	(530)
Non-GAAP net income (loss)	$2,114	$(301)	$4,948	$(1,698)

Weighted average ordinary shares outstanding - basic	16,871,250	15,114,300	16,472,799	14,939,601
Weighted average ordinary shares outstanding - diluted	17,457,565	15,440,647	16,892,549	15,258,024
Non-GAAP earnings (loss) per share - basic	$0.13	$(0.02)	$0.30	$(0.11)
Non-GAAP earnings per share - diluted	$0.12	na	$0.29	na

Upland Software, Inc.
Supplemental Financial Information
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Stock-based compensation:
Cost of revenue	$15	$8	$44	$42
Research and development	124	15	204	203
Sales and marketing	39	9	105	65
General and administrative	1,490	719	3,980	2,431
Total	$1,668	$751	$4,333	$2,741

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Depreciation:
Cost of revenue	$648	$505	$2,030	$1,800
Operating expense	169	121	657	452
Total	$817	$626	$2,687	$2,252

Amortization:
Cost of revenue	$626	$542	$2,473	$2,116
Operating expense	852	1,207	4,634	4,083
Total	$1,478	$1,749	$7,107	$6,199